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                                                                    EXHIBIT 10.3

                                    FORM OF
                               INDEMNITY AGREEMENT


         This Agreement is made as of the [DATE], by and between Ekco Group, Inc., a Delaware corporation (the "Corporation"), and [NAME OF INDEMNITEE] ("Indemnitee") with reference to the following facts:

                  Indemnitee [is currently serving/has agreed to serve] as a [director or] officer of the Corporation [or NAME OF SUBSIDIARY] and the Corporation wishes Indemnitee to [continue/serve] in such capacity. Indemnitee is willing, under certain circumstances, to continue in such capacity.

                  In addition to the indemnification to which Indemnitee is or may be entitled pursuant to the Bylaws of the Corporation, and as additional consideration for Indemnitee's service, the Corporation [has, in the past, furnished/furnishes] at its expense directors' and officers' liability insurance protecting Indemnitee in connection with such service. Only a limited amount of such insurance is currently in effect.

                  Indemnitee has indicated that [he/she] does not regard the indemnification provisions available under the Corporation's Bylaws and insurance in effect to be adequate to protect [him/her] against the risks associated with [his/her] service to the Corporation. [Indemnitee may not be willing to continue in office in the absence of obtaining insurance such as that which he/she has heretofore enjoyed.]

         In order to induce Indemnitee to continue to serve as a [director or officer] of the Corporation [or one or more of its Subsidiaries] and to encourage Indemnitee's free exercise of [his/her] entrepreneurial judgment on behalf of the Corporation and in consideration of [his/her] continued service, the Corporation hereby agrees to indemnity Indemnitee as follows:

                  1. The Corporation will pay on behalf of Indemnitee and [his/her] executors, administrators, or assigns, any amount which [he/she] is, or becomes, legally obligated to pay because of any claim or claims made against [him/her] after [EFFECTIVE DATE] because of any past, present or future act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which [he/she] may commit or suffer while [he/she] was, is or may hereafter be acting in [his/her] capacity as a director or officer of the Corporation and/or one of its Subsidiaries or solely because of [his/her] being a director or officer. The payments which the Corporation will be obligated to make hereunder shall include, INTER ALIA, damages, judgments, settlements and costs, cost of investigation (excluding salaries of officers or employees of the Corporation) and costs of defense of legal actions, claims or proceedings and appeals therefrom, and costs of attachment or similar bonds, provided however, that the Corporation shall not be obligated to pay fines or other obligations or fees imposed by law or otherwise which it is prohibited by applicable law from paying as indemnity or for any other reason.

                  2. If a claim under this Agreement is not paid by the Corporation, or on its behalf, within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

                  3. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

                  4. The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against
         Indemnitee:

                           (a) for which payment is actually made to Indemnitee
                  under a valid and collectible insurance policy, except with respect to any excess beyond the amount of payment under such


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                  insurance;

                           (b) for which Indemnitee is entitled to indemnity
                  and/or payment by reason of having given notice of any circumstance which might give rise to a claim under any policies of insurance, the terms of which have expired prior to the effective date of this Agreement;

                           (c) for which Indemnitee is indemnified by the
                  Corporation otherwise than pursuant to this Agreement;

                           (d) based upon or attributable to Indemnitee gaining
                  in fact any personal profit or advantage to which [he/she] was not legally entitled;

                           (e) based upon Section 174 of the Delaware General
                  Corporation Law;

                           (f) for an accounting of profits made from the
                  purchase or sale by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; or

                           (g) brought about or contributed to by the dishonesty
                  of Indemnitee, provided that Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against [him/her] by reason of any alleged dishonesty on [his/her] part, unless a judgment or other final adjudication thereof adverse to Indemnitee shall establish that [he/she] committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, and
                  (iii) which acts were material to the cause of action so adjudicated.

                  5. No costs, charges or expenses for which indemnity shall be sought hereunder shall be incurred without the Corporation's consent, which consent shall not be unreasonably withheld.

                  6. Action taken in Indemnitee's capacity as an Officer or Director shall, without limitation, include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to any employee benefit plan, its participants, or beneficiaries or any service at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

                  7. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the damages, judgements, settlements and costs incurred, but not for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion to which Indemnitee is entitled.

                  8. Indemnitee, as a condition precedent to [his/her] right to be indemnified under this Agreement, shall give to the Corporation notice in writing as soon as practicable of any claim made against [him/her] for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to 98 Spit Brook Road, Nashua, New Hampshire 03062, Attention: [President/Chief Executive Officer] (or such other address as the Corporation shall designate in writing to Indemnitee). Notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

                  9. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

                  10. Nothing herein shall be deemed to diminish or otherwise restrict Indemnitee's right to indemnification under any provision of the Certificate of Incorporation or Bylaws of the Corporation, or under Delaware law.


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                  11.      If this Agreement or any portion thereof shall be
         invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee as to expenses, judgments, fines and penalties with respect to any proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

                  12. This Agreement shall be binding upon any successor to the Corporation.

                  13. This Agreement shall be governed by and construed in accordance with Delaware law.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

                                           EKCO GROUP, INC.



                                           By
                                              ----------------------------------

                                           [Title:                             ]
                                                   ----------------------------





                                           -------------------------------------
                                           Indemnitee

Date:
      -------------------


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                                   SCHEDULE TO
                                EKCO GROUP, INC.
                           FORM OF INDEMNITY AGREEMENT

                                    SCHEDULE

         Each of the following persons has an Indemnity Agreement with Ekco Group, Inc. which is in form of the foregoing Form of Indemnity Agreement except that agreements executed between February 17, 1987 and April 29, 1988 bear the former company name of Centronics Corporation and agreements executed before February 17, 1987 bear the former company name of Centronics Data Computer
Corp.:


NAME                                        POSITION WITH THE COMPANY                       DATE OF AGREEMENT
----                                        -------------------------                       -----------------

J. Jay Althoff                              Vice President, General Counsel & Secretary          10-14-97
George W. Carmany, III                      Director                                             02-04-97
Stuart W. Cohen                             Vice President, Strategic Planning &                 06-12-95
                                            Business Development
Edmond M. Coller                            Former Director                                      02-12-87
Peter D. Conopask                           Vice President, Information Technology &             02-16-99
                                            Chief Information Officer
Richard J. Corbin                           Former Officer                                       10-26-94
Donato A. DeNovellis                        Executive Vice President, Finance &                  10-26-94
                                            Administration, & Chief Financial Officer
Andrew D. Dunn                              Former Director                                      08-03-87
Ronald N. Fox                               Former Officer                                       06-30-87
Michael G. Frieze                           Director                                             02-04-97
Avram J. Goldberg                           Director                                             02-04-97
Neil R. Gordon                              Former Officer                                       07-30-86
John T. Haran                               Senior Vice President, Finance &                     02-06-96
                                            Administration, EKCO Housewares, Inc.
Thomas G. Kamp                              Former Director & Officer                            07-30-86
Michael D. Kaufman                          Former Director                                      01-04-87
Robert W. Kilcullen, Jr.                    Former Director & Officer                            07-30-86
Milton C. Lauenstein                        Former Director                                      08-18-87
T. Michael Long                             Former Director                                      05-18-93
Brian R. McQuesten                          Vice President & Controller                          07-30-86
Linda R. Millman                            Associate General Counsel &                          01-01-92
                                            Assistant Secretary
Paul S. Neustadt                            Former Officer                                       04-14-97
Kenneth J. Novack                           Director                                             08-10-87
Stuart B. Ross                              Director                                             02-14-89
Susan M. Scacchi                            Former Officer                                       02-04-97
Harold J. Seigle                            Former Director                                      08-03-87
Malcolm L. Sherman                          Chairman of the Board, Chief                         05-25-95
                                            Executive Officer & Director
Alan D. Solomont                            Director                                             07-28-98
Bill W. Sorenson                            Director                                             03-15-88
Herbert M. Stein                            Director                                             08-03-87
Robert Stein                                Former Officer & Director                            07-30-86
Robert Varakian                             President, EKCO Housewares, Inc.                     07-23-96
Jeffrey A. Weinstein                        Executive Vice President                             07-30-86